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TABLE OF CONTENTS PROSPECTUS SUPPLEMENT
TABLE OF CONTENTS 2

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-178792

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 11, 2012)

1,200,000 Shares

8.250% Series A Cumulative Redeemable Perpetual Preferred Shares
(Liquidation Preference $25 Per Share)

           We are offering of our 8.250% Series A Cumulative Redeemable Perpetual Preferred Shares, par value $0.01 per share, which we refer to as our Series A Preferred Shares. This offering is a reopening of our original issuance of Series A Preferred Shares, which occurred on December 7, 2010. As of March 6, 2012, there were 2,800,000 Series A Preferred Shares outstanding.

           We pay cumulative dividends on the Series A Preferred Shares at the rate of 8.250% per annum of their liquidation preference, which is equivalent to $2.0625 per annum per share. Dividends on our Series A Preferred Shares are payable quarterly in arrears on or about the 1st day of each March, June, September and December. The first dividend on our Series A Preferred Shares sold in this offering will be for a full quarter in the amount of $0.515625 per share, and will be paid on June 1, 2012. If following a change of control of our company, either our Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for our Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not listed on the New York Stock Exchange, or NYSE, or quoted on the NASDAQ Stock Market, or NASDAQ (or listed or quoted on a successor exchange or quotation system), holders of our Series A Preferred Shares will be entitled to receive cumulative cash dividends from, and including, the first date on which both the change of control occurred and either our Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for our Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not so listed or quoted, at the increased rate of 12.250% per annum of the liquidation preference of our Series A Preferred Shares (equivalent to $3.0625 per annum per share) for as long as either our Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for our Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not so listed or quoted.

           Except in instances relating to preservation of our qualification as a real estate investment trust, or REIT, or in connection with a change of control of our company, our Series A Preferred Shares are not redeemable prior to December 7, 2015. On and after December 7, 2015, we may, at our option, redeem our Series A Preferred Shares in whole, at any time, or in part, from time to time, for cash at a redemption price of $25 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If at any time following a change of control, either our Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for our Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not listed on the NYSE or quoted on NASDAQ (or listed or quoted on a successor exchange or quotation system), we will have the option to redeem our Series A Preferred Shares, in whole but not in part, within 90 days after the first date on which both the change of control has occurred and either our Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for our Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not so listed or quoted, for cash at $25 per share, plus accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date. Our Series A Preferred Shares have no maturity date and will remain outstanding indefinitely unless redeemed by us, and they are not subject to any sinking fund or mandatory redemption and are not convertible into any of our other securities.

           Our Series A Preferred Shares currently are listed on the NYSE under the symbol "KRGPrA", and the last reported sale price of our Series A Preferred Shares on the NYSE on March 6, 2012 was $25.02 per share. We have applied to list the additional shares offered by this prospectus supplement on the NYSE under the same symbol.

           There are restrictions on ownership of our Series A Preferred Shares intended to preserve our qualification as a REIT. See "Restrictions on Ownership" in the accompanying prospectus. In addition, except under limited circumstances as described in this prospectus supplement, holders of our Series A Preferred Shares generally do not have any voting rights.

           Investing in our Series A Preferred Shares involves risks. See "Risk Factors" beginning on page S-6 of this prospectus supplement, and the risks set forth under the caption "Item 1A. Risk Factors" included in our most recent Annual Report on Form 10-K, which is incorporated by reference herein.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price(1)	$25.1203	$30,144,360
Underwriting Discount	$0.7875	$945,000
Proceeds to Kite Realty Group Trust (before expenses)	$24.3328	$29,199,360

(1)
Including accrued dividends.

           We have granted the underwriters the option to purchase up to 180,000 additional Series A Preferred Shares on the same terms and conditions set forth above within 30 days of the date of this prospectus supplement.

           The underwriters expect to deliver the shares on or about March 12, 2012.

Sole Book-Running Manager

Wells Fargo Securities

Lead Manager

Raymond James

Co-Managers

Barclays Capital	KeyBanc Capital Markets	BMO Capital Markets

Junior Co-Managers

Janney Montgomery Scott	City Securities Corporation

Prospectus Supplement dated March 7, 2012

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement shall control. In addition, any statement in a filing we make with the Securities and Exchange Commission, or SEC, that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

        You should read this document together with additional information described under the heading "Where You Can Find More Information and Incorporation by Reference" in this prospectus supplement. You should rely only on the information contained or incorporated by reference in this document. Neither we nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information we have previously filed with the SEC and incorporated by reference in this document, is accurate only as of its date or the date which is specified in those documents.

        References in this prospectus supplement to "Kite," "the Company," "we," "us," "our" or "our company" are to Kite Realty Group Trust and its subsidiaries, including Kite Realty Group, L.P., which we refer to as our "operating partnership." The term "you" refers to a prospective investor.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference into these documents contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

  •
  national and local economic, business, real estate and other market conditions, particularly in light of the recent slowing of growth in the U.S. economy;

  •
  financing risks, including the availability of and costs associated with sources of liquidity;

  •
  our ability to refinance, or extend the maturity dates of, our indebtedness;

  •
  the level and volatility of interest rates;

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  the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies;

  •
  the competitive environment in which we operate;

  •
  acquisition, disposition, development and joint venture risks;

  •
  property ownership and management risks;

S-ii

  •
  our ability to maintain our status as a real estate investment trust ("REIT") for federal income tax purposes;

  •
  potential environmental and other liabilities;

  •
  impairment in the value of real estate property we own;

  •
  risks related to the geographical concentration of our properties in Indiana, Florida and Texas;

  •
  other factors affecting the real estate industry generally; and

  •
  other risks identified in this prospectus supplement, the accompanying prospectus and other documents incorporated by reference herein, and, from time to time, in other reports we file with the SEC or in other documents that we publicly disseminate, including, in particular, the section titled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and in our quarterly reports on Form 10-Q.

        We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus supplement or the accompanying prospectus or the documents incorporated by reference herein or therein. This summary is not complete and may not contain all of the information that you should consider before buying securities in this offering. You should carefully read this entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated herein and therein by reference, before making an investment decision.

 Our Company

        We are engaged in the ownership, operation, management, leasing, acquisition, construction, redevelopment and development of neighborhood and community shopping centers and certain commercial real estate properties in selected markets in the United States. We derive revenues primarily from rents and reimbursement payments received from tenants under existing leases at each of our properties. We also derive revenues from providing management, leasing, real estate development, construction and real estate advisory services through our taxable REIT subsidiary.

        As of December 31, 2011, we owned interests in a portfolio of 54 retail operating properties totaling approximately 8.4 million square feet of gross leasable area (including approximately 2.9 million square feet of non-owned anchor space) located in nine states and four commercial (office/industrial) operating properties totaling approximately 0.6 million square feet of net rentable area, all located in the state of Indiana.

        As of December 31, 2011, we also had an interest in five in-process development or redevelopment retail projects. Upon completion, these projects are anticipated to have approximately 0.8 million square feet of gross leasable area (including approximately 0.2 million square feet of non-owned anchor space). In addition to our in-process developments and redevelopments, we have future developments, which include land parcels that are undergoing pre-development activities and are in various stages of preparation for construction to commence, including pre-leasing activity and negotiations for third-party financings. As of December 31, 2011, these future developments consisted of three projects that are expected to contain 2.0 million square feet of total gross leasable area (including non-owned anchor space) upon completion.

        In addition, as of December 31, 2011, we owned interests in various land parcels totaling approximately 101 acres that we expect to use for future expansion of existing properties, development of new retail or commercial properties or be sold to third parties.

        We conduct all of our business through our operating partnership, of which we are the sole general partner, and its subsidiaries. As of December 31, 2011, we held an 89% interest in our operating partnership.

Corporate Information

        Our principal executive office is located at 30 S. Meridian Street, Suite 1100, Indianapolis, Indiana 46204 and our telephone number is (317) 577-5600. We maintain a website at www.kiterealty.com. The information contained on or connected to our website is not incorporated by reference into, and you must not consider the information to be a part of, this prospectus supplement or the accompanying prospectus.

 The Offering

Issuer	Kite Realty Group Trust
Securities Offered
1,200,000 Series A Cumulative Redeemable Perpetual Preferred Shares, $0.01 par value per share. We have granted the underwriters an option to purchase up to an additional 180,000 Series A Preferred Shares.

The shares of Series A Preferred Shares we are offering using this prospectus supplement (the "reopened Series A Preferred Shares"), together with the Series A Preferred Shares that we issued in December 2010 (the "original Series A Preferred Shares"), have identical terms (other than the issue date and issue price) and form a single series of preferred shares. In this prospectus supplement, the term "Series A Preferred Shares" means the reopened Series A Preferred Shares and the original Series A Preferred Shares, unless the context otherwise requires. We may from time to time elect to reopen this series and issue additional Series A Preferred Shares, and all such additional shares would be deemed to form a single series of the Series A Preferred Shares.
Series A Preferred Shares Outstanding Immediately Prior to This Offering	2,800,000 shares
Series A Preferred Shares Outstanding Upon Completion of This Offering	4,000,000 shares (4,180,000 shares if the underwriters exercise their option to purchase additional shares in full)
Dividends
We pay cumulative dividends on the Series A Preferred Shares at the rate of 8.250% per annum of their liquidation preference, or $2.0625 per annum per share. Dividends on our Series A Preferred Shares are payable quarterly in arrears on or about the 1st day of each March, June, September and December. The first dividend on our Series A Preferred Shares sold in this offering will be for a full quarter in the amount of $0.515625 per share, and will be payable on June 1, 2012.

If following a change of control of our company, either our Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for our Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not listed on the NYSE or quoted on NASDAQ (or listed or quoted on a successor exchange or quotation system), holders will be entitled to receive cumulative cash dividends from, and including, the first date on which both the change of control has occurred and either our Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for our Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not so listed or quoted at the increased rate of 12.250% per annum of the liquidation preference of our Series A Preferred Shares (equivalent to $3.0625 per annum per share) for as long as either our Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for our Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not so listed or quoted. To see how we define change of control for this purpose, see "Description of our Series A Preferred Shares—Dividends" in this prospectus supplement.
Liquidation Preference
If we liquidate, dissolve or windup, holders of our Series A Preferred Shares will have the right to receive $25 per share, plus an amount per share equal to accrued and unpaid dividends (whether or not earned or declared) to, but not including, the date of payment, before any payments are made to holders of our common shares or other junior securities.
Maturity
Our Series A Preferred Shares have no maturity date and we are not required to redeem our Series A Preferred Shares. Accordingly, our Series A Preferred Shares will remain outstanding indefinitely, unless we decide to redeem them. We are not required to set aside funds to redeem our Series A Preferred Shares.
Ranking
Our Series A Preferred Shares rank senior to our common shares and any other junior shares that we may issue in the future, on parity with any other parity shares that we may issue in the future, and junior to all of our existing and future indebtedness, in each case with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up.
Conversion	Our Series A Preferred Shares are not convertible into or exchangeable for any property or any other securities.
Optional Redemption
Except in instances relating to preservation of our qualification as a REIT or pursuant to our special optional redemption right discussed below, our Series A Preferred Shares are not redeemable prior to December 7, 2015. On and after December 7, 2015, we may, at our option, redeem our Series A Preferred Shares, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption.

Special Optional Redemption	If at any time following a change of control of our company, either our Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for our Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not listed on the NYSE or quoted on NASDAQ (or listed or quoted on a successor exchange or quotation system), we will have the option to redeem our Series A Preferred Shares, in whole but not in part, within 90 days after the first date on which both the change of control has occurred and either our Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for our Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not so listed or quoted, for cash at $25 per share, plus accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date. To see how we define change of control for this purpose, see "Description of our Series A Preferred Shares—Dividends" in this prospectus supplement.
Voting Rights
Holders of our Series A Preferred Shares generally have no voting rights. However, if dividends on our Series A Preferred Shares are in arrears for six quarterly dividend periods (whether or not consecutive), the holders of our Series A Preferred Shares (voting separately as a class with the holders of any other series of parity shares upon which like voting rights have been conferred and are exercisable) will have the right to elect two members to serve on our Board of Trustees until we pay (or declare and set aside for payment) all dividends that are then in arrears. In addition, certain changes that would be material and adverse to the rights of holders of our Series A Preferred Shares cannot be made without the affirmative vote of holders of at least two-thirds of the outstanding Series A Preferred Shares, voting as a single class.
Information Rights
During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any Series A Preferred Shares are outstanding, we will (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Shares, as their names and addresses appear in our record books and without cost to such holders, copies of the annual reports and quarterly reports that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series A Preferred Shares. We will mail (or otherwise provide) the information to the holders of Series A Preferred Shares within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act.

Listing	Our Series A Preferred Shares currently are listed on the NYSE under the symbol "KRGPrA". We have applied to list the additional shares offered by this prospectus supplement on the NYSE under the same symbol.
Use of Proceeds
We estimate that the net proceeds from this offering, after deducting the underwriting discount and estimated expenses, will be approximately $29.0 million ($33.4 million if the underwriters exercise their option to purchase additional shares in full). We intend to use the net proceeds from this offering to repay outstanding indebtedness under our revolving credit facility and for other general corporate purposes, including, without limitation, the acquisition of properties, as well as development and redevelopment costs. See "Use of Proceeds" in this prospectus supplement.
Restrictions on Ownership
To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, our declaration of trust contains ownership and transfer restrictions relating to our shares. See "Restrictions on Ownership" in the accompanying prospectus for additional information about these restrictions.
Settlement Date	Delivery of the Series A Preferred Shares will be made against payment therefor on or about March 12, 2012.
Form	Our Series A Preferred Shares are maintained in book-entry form registered in the name of the nominee of The Depository Trust Company, except in limited circumstances.
Risk Factors
Investing in our Series A Preferred Shares involves a high degree of risk and the purchasers of our Series A Preferred Shares may lose their entire investment. See "Risk Factors" on page S-6 of this prospectus supplement and the risks set forth under the caption "Item 1A. Risk Factors" included in our most recent Annual Report on Form 10-K for a discussion of risk factors you should carefully consider before deciding to invest in our Series A Preferred Shares.

RISK FACTORS

        Investing in our Series A Preferred Shares will provide you with an equity ownership in our company. As one of our shareholders, you will be subject to risks inherent in our business. The trading price of our Series A Preferred Shares will be affected by the performance of our business relative to, among other things, competition, market conditions and general economic and industry conditions. The value of your investment may decrease, resulting in a loss. You should carefully consider the following factors as well as the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2011 (which is incorporated by reference into this prospectus supplement) before deciding to invest in our Series A Preferred Shares.

Risks Relating to this Offering

Our Series A Preferred Shares are subordinate to our debt, and your interests could be diluted by the issuance of additional preferred shares, including additional Series A Preferred Shares, and by other transactions.

        The shares of Series A Preferred Shares are equity interests in our company and do not constitute indebtedness. As a result, our Series A Preferred Shares are subordinate to all of our existing and future debt. As described below, our existing debt restricts, and our future debt may include restrictions on, our ability to pay dividends to preferred shareholders. Our declaration of trust currently authorizes the issuance of up to 40,000,000 preferred shares in one or more series. The issuance of additional preferred shares on parity with or senior to our Series A Preferred Shares would dilute the interests of the holders of our Series A Preferred Shares, and any issuance of preferred shares senior to our Series A Preferred Shares or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on our Series A Preferred Shares. Other than the increase in the dividend that may occur in circumstances described under "Description of our Series A Preferred Shares—Dividends" below, none of the provisions relating to our Series A Preferred Shares contain any provisions affording the holders of our Series A Preferred Shares protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of our Series A Preferred Shares, so long as the rights of the holders of our Series A Preferred Shares are not materially and adversely affected.

We have significant outstanding indebtedness that exposes us to the risk of default under our debt obligations, which could adversely impact our ability to meet our obligations under our Series A Preferred Shares.

        As of December 31, 2011, we had approximately $689.1 million of outstanding consolidated indebtedness. We may incur additional debt for various purposes, including, without limitation, to fund future acquisitions, development activities and operational needs. Our outstanding indebtedness, and the limitations imposed on us by our debt agreements, could have significant adverse consequences, including making it more difficult for us to satisfy our obligations with respect to our Series A Preferred Shares, including paying quarterly dividends.

Our outstanding debt obligations restrict our ability to pay dividends on our Series A Preferred Shares.

        We and our subsidiaries, including our operating partnership, are, and may in the future become, parties to agreements and instruments, which, among other things, restrict or prevent the payment of dividends on our classes and series of shares. For example, under the terms of our revolving credit facility, we are required to satisfy certain financial covenants, including among others, a maximum leverage ratio of 65%, reducing to 62.5% on December 31, 2012 (or 65% in certain circumstances); an adjusted EBITDA to fixed charges coverage ratio (excluding preferred dividends issued on the original Series A Preferred Shares) of at least 1.50 to 1; and a minimum tangible net worth (as defined as total asset value less total indebtedness) of $325 million (plus 75% of the net proceeds of future equity issuances). We are permitted to make distributions to our shareholders of up to 95% of our funds from operations provided that no event of default under our revolving credit facility exists. If an event of default exists, we may only make distributions sufficient to maintain our qualification as a REIT. However, we may not make any distributions if an event of default resulting from nonpayment or bankruptcy exists, or if our obligations under our revolving credit facility are accelerated. Our inability to meet the various financial and operating covenants contained in our debt instruments, including those discussed above, could result in us being limited in the amount of dividends we would be permitted to pay on our Series A Preferred Shares.

As a holder of Series A Preferred Shares you have extremely limited voting rights.

        Your voting rights as a holder of Series A Preferred Shares are extremely limited. Our common shares are the only class carrying full voting rights. Voting rights for holders of Series A Preferred Shares exist primarily with respect to the ability to appoint additional trustees to our Board of Trustees in the event that six quarterly dividends (whether or not consecutive) payable on our Series A Preferred Shares are in arrears, and with respect to voting on amendments to our declaration of trust or our Series A Preferred Shares Articles Supplementary that materially and adversely affect the rights of Series A Preferred Shares holders or create additional classes or series of preferred shares that are senior to our Series A Preferred Shares. See "Description of our Series A Preferred Shares—Voting Rights" in this prospectus supplement. Other than the limited circumstances described in this prospectus supplement, holders of Series A Preferred Shares will not have voting rights.

Our Series A Preferred Shares may not have an active trading market, and the trading price of our Series A Preferred Shares may fluctuate significantly.

        Although the original shares of Series A Preferred Shares are listed on the NYSE, and we have applied to list the reopened shares on the NYSE, there may be little or no secondary market for our Series A Preferred Shares and there can be no assurance that an active trading market will develop. Even if a secondary market for our Series A Preferred Shares exists, it may not provide significant liquidity and transaction costs could be high. Our Series A Preferred Shares may trade at prices lower than the initial offering price. The trading price of our Series A Preferred Shares depends on many factors, including:

  •
  prevailing interest rates;

  •
  the market for similar securities;

  •
  general economic and financial market conditions;

  •
  our issuance of debt or preferred equity securities; and

  •
  our financial condition, results of operations and prospects.

        We have been advised by the underwriters that they intend to make a market in our Series A Preferred Shares, but they are not obligated to do so and may discontinue market-making at any time without notice.

 USE OF PROCEEDS

        We estimate the net proceeds we will receive from this offering will be approximately $29.0 million ($33.4 million in the event that the underwriters exercise in full their option to purchase additional Series A Preferred Shares), after deducting the underwriting discount and estimated offering expenses. We intend to contribute to our operating partnership the net proceeds from this offering in exchange for 8.250% Series A Cumulative Redeemable Perpetual Preferred Units of partnership interest in our operating partnership, or Series A Preferred Units, that will have rights as to distributions and upon liquidation, dissolution or winding up that are substantially similar to those of the Series A Preferred Shares. Our operating partnership intends to use a portion of the net proceeds from this offering to repay outstanding indebtedness under our revolving credit facility and for other general corporate purposes, including, without limitation, the acquisition of properties, as well as development and redevelopment costs.

        As of December 31, 2011, we had $134.7 million outstanding under our revolving credit facility. Our revolving credit facility matures on June 6, 2014 (with a one-year option to renew under certain circumstances) and currently bears interest at a rate of LIBOR + 325 basis points.

        Affiliates of Wells Fargo Securities, LLC, Raymond James & Associates, Inc. and KeyBanc Capital Markets Inc., which are underwriters of this offering, are lenders under our revolving credit facility. As described above, we intend to use the net proceeds to repay a portion of the borrowings outstanding under our revolving credit facility. As such, these affiliates will receive their proportionate share of any amount of our revolving credit facility that is repaid with the net proceeds of this offering. See "Underwriting" in this prospectus supplement.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

	For the year ended December 31, 2011	For the year ended December 31, 2010	For the year ended December 31, 2009	For the year ended December 31, 2008	For the year ended December 31, 2007
Ratio of earnings to combined fixed charges and preferred shares	(A)	(B)	(C)	1.05x	1.05x

(A)
The ratio is less than 1.0; the amount of coverage deficiency for the year ended December 31, 2011 was $13.5 million. The calculation of earnings includes $37.1 million of non-cash depreciation expense.

(B)
The ratio is less than 1.0; the amount of coverage deficiency for the year ended December 31, 2010 was $18.1 million. The calculation of earnings includes $40.7 million of non-cash depreciation expense.

(C)
The ratio is less than 1.0; the amount of coverage deficiency for the year ended December 31, 2009 was $3.8 million. The calculation of earnings includes $32.1 million of non-cash depreciation expense.

 CAPITALIZATION

        The following table sets forth our capitalization as of December 31, 2011 (1) on an actual basis and (2) as adjusted to reflect the offering of our Series A Preferred Shares, after deducting the underwriting discount and our estimated offering expenses, and the application of the net proceeds as described in "Use of Proceeds." You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and our audited financial statements and related notes for the fiscal year ended December 31, 2011 included therein.

	As of December 31, 2011
	Actual	As Adjusted
		(unaudited)
	(amounts in thousands. except share amounts)
Debt obligations:
Unsecured revolving credit facility	$134,686	$105,687
Mortgage loans	471,983	471,983
Construction loans	82,454	82,454

Total debt	689,123	660,124
Redeemable noncontrolling interests in operating partnership	41,836	41,836

Total debt and redeemable noncontrolling interests	$730,959	$701,960
Shareholders' equity:
Preferred stock, $0.01 par value per share; 40,000,000 shares authorized, including Series A Cumulative Redeemable Perpetual Preferred Shares, $0.01 par value, 2,800,000 shares issued and outstanding at December 31, 2011, and 4,000,000 shares issued and outstanding as adjusted	70,000	100,000
Common shares, par value $0.01, 200,000,000 shares authorized, 63,617,019 shares issued and outstanding at December 31, 2011 and as adjusted	636	636
Additional paid in capital	449,763	448,762
Accumulated other comprehensive loss	(1,524)	(1,524)
Accumulated deficit	(109,504)	(109,504)

Total shareholders' equity	409,371	438,370
Noncontrolling interests	4,251	4,251

Total equity	413,622	442,621

Total capitalization	$1,144,581	$1,144,581

DESCRIPTION OF OUR SERIES A PREFERRED SHARES

        The description of certain terms and provisions of our Series A Preferred Shares contained in this prospectus supplement does not purport to be complete and is in all respects subject to, and qualified in its entirety by reference to, our Articles of Amendment and Restatement of Declaration of Trust, including the Articles Supplementary setting forth the terms of the Series A Preferred Shares, our bylaws and Maryland law. The following description of the terms of our Series A Preferred Shares supplements, and to the extent inconsistent with, replaces, the description of the general terms and provisions of our preferred shares set forth in the accompanying prospectus.

        For purposes of this section, references to "we," "our" and "our company" refer only to Kite Realty Group Trust and not to any of its subsidiaries.

General

        Our declaration of trust provides that we may issue up to 40,000,000 preferred shares, $0.01 par value per share. Our declaration of trust authorizes our Board of Trustees to increase or decrease the number of authorized shares without shareholder approval. Prior to the completion of this offering, we have issued 2,800,000 shares of our 8.250% Series A Cumulative Redeemable Perpetual Preferred Shares with a liquidation preference of $25 per share. Our Series A Preferred Shares are part of a single series of authorized preferred stock consisting of 4,180,000 shares. 2,800,000 shares of Series A Preferred Shares, which we refer to as the "original Series A Preferred Shares", were issued in December 2010, and an additional 1,200,000 Series A Preferred Shares (excluding 180,000 shares that the underwriters have an option to purchase), which we refer to as the "reopened Series A Preferred Shares", are being offered hereby. We may from time to time, without notice to or the consent of the holders of the Series A Preferred Shares, issue additional shares of our Series A Preferred Shares.

        Subject to the limitations prescribed by Maryland law and our declaration of trust and bylaws, our Board of Trustees is authorized to establish the number of shares constituting each series of preferred shares and to fix the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Trustees or a duly authorized committee thereof.

        Prior to the closing of this offering, we will supplement our declaration of trust to classify an additional authorized preferred shares as Series A Preferred Shares and authorize the issuance thereof. When issued, our Series A Preferred Shares offered hereby will be validly issued, fully paid and nonassessable. The holders of Series A Preferred Shares have no preemptive rights with respect to any of our shares or any of our other securities convertible into or carrying rights or options to purchase any of our shares.

        Our Series A Preferred Shares are not subject to any sinking fund and we have no obligation to redeem or retire our Series A Preferred Shares. Unless redeemed by us, our Series A Preferred Shares will have a perpetual term, with no maturity.

        The Articles Supplementary establishing our Series A Preferred Shares permit us to "reopen" this series, without the consent of the holders of our Series A Preferred Shares, in order to issue additional Series A Preferred Shares from time to time. Thus, we may in the future issue additional Series A Preferred Shares without your consent. Any additional Series A Preferred Shares will have the same terms as the reopened shares of Series A Preferred Shares being issued in this offering and the original shares of Series A Preferred Shares. These additional Series A Preferred Shares will, together with the reopened Series A Preferred Shares being issued in this offering and the original Series A Preferred Shares, constitute a single series of securities.

Ranking

        Our Series A Preferred Shares rank senior to the Junior Shares (as defined under "—Dividends" below), including our common shares, with respect to payment of dividends and amounts upon liquidation, dissolution or winding up. While any of our Series A Preferred Shares are outstanding, we may not authorize or create any class or series of shares of beneficial interest that ranks senior to our Series A Preferred Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up without the consent of the holders of two-thirds of the outstanding Series A Preferred Shares voting as a single class. However, we may create additional classes or series of shares, amend our declaration of trust to increase the authorized number of preferred shares or issue series of preferred shares ranking on parity with the Series A Preferred Shares with respect, in each case, to the payment of dividends and amounts upon liquidation, dissolution or winding up, or Parity Shares, without the consent of any holder of Series A Preferred Shares. See "—Voting Rights" below for a discussion of the voting rights applicable if we seek to create any class or series of preferred shares senior to our Series A Preferred Shares.

Dividends

        Holders of Series A Preferred Shares are entitled to receive, when, as and if authorized by our Board of Trustees, out of funds legally available for payment, and declared by us, cumulative cash dividends at the rate of 8.250% per annum per share of their liquidation preference (equivalent to $2.0625 per annum per Series A Preferred Share). However, if following a change of control of our company (as defined below), either our Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for our Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not listed on the NYSE or quoted on NASDAQ (or listed or quoted on a successor exchange or quotation system), holders of our Series A Preferred Shares will be entitled to receive, when and as authorized by our Board of Trustees and declared by us, out of funds legally available for payment, cumulative cash dividends from, and including, the first date on which both the change of control has occurred and either our Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for our Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not so listed or quoted at the increased rate of 12.250% per annum of the liquidation preference of our Series A Preferred Shares, equivalent to $3.0625 per annum per Series A Preferred Share for as long as either our Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for our Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not so listed or quoted. The first dividend on our Series A Preferred Shares sold in this offering will be for a full quarter in the amount of $0.515625, and will be payable on June 1, 2012.

        Dividends on each Series A Preferred Share are cumulative and are payable quarterly in arrears on or about the 1st day of each March, June, September and December; provided, however, that if any dividend payment date falls on any day other than a business day, as defined in the Series A Preferred Shares Articles Supplementary, the dividend due on such dividend payment date shall be paid on the first business day immediately following such dividend payment date. Each dividend is payable to holders of record as they appear on our share records at the close of business on the record date, not exceeding 30 days preceding the corresponding payment dates thereof as fixed by our Board of Trustees. Dividends are cumulative from the most recent dividend payment date to which dividends have been paid, whether or not in any dividend period or periods we shall have funds legally available for the payment of such dividends. Accumulations of dividends on our Series A Preferred Shares will not bear interest and holders of our Series A Preferred Shares will not be entitled to any dividends in excess of full cumulative dividends. Dividends payable on our Series A Preferred Shares for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on our Series A Preferred Shares for each full dividend period will be computed by dividing the annual dividend rate by four.

        No dividend will be declared or paid on any Parity Shares unless full cumulative dividends have been declared and paid or are contemporaneously declared and funds sufficient for payment set aside on our Series A Preferred Shares for all prior dividend periods; provided, however, that if accrued dividends on our Series A Preferred Shares for all prior dividend periods have not been paid in full or a sum sufficient for such payment is not set apart, then any dividend declared on our Series A Preferred Shares for any dividend period and on any Parity Shares will be declared ratably in proportion to accrued and unpaid dividends on our Series A Preferred Shares and such Parity Shares. All of our dividends on our Series A Preferred Shares, including any capital gain dividends, will be credited first to the earliest accrued and unpaid dividend.

        Our Board of Trustees will not authorize and we will not (i) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Shares (other than in Junior Shares) or (ii) redeem, purchase or otherwise acquire for consideration any Junior Shares through a sinking fund or otherwise (other than a redemption or purchase or other acquisition of our common shares made for purposes of an employee incentive or benefit plan of our company or any subsidiary, or a conversion into or exchange for Junior Shares or redemptions for the purpose of preserving our qualification as a REIT), unless all cumulative dividends with respect to our Series A Preferred Shares and any Parity Shares at the time such dividends are payable have been paid or funds have been set apart for payment of such dividends.

        As used herein, (i) the term "dividend" does not include dividends payable solely in Junior Shares on Junior Shares, or in options, warrants or rights to holders of Junior Shares to subscribe for or purchase any Junior Shares, and (ii) the term "Junior Shares" means our common shares, and any other class of our shares of beneficial interest now or hereafter issued and outstanding that ranks junior as to the payment of dividends or amounts upon liquidation, dissolution and winding up to our Series A Preferred Shares.

        A "change of control" shall be deemed to have occurred at such time as (i) the date a "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all voting shares that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting shares representing more than 50% of the total voting power of our total voting shares; (ii) the date we sell, transfer or otherwise dispose of all or substantially all of our assets; or (iii) the date of the consummation of a merger or share exchange of our company with another entity where (A) our shareholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, shares representing 50% or more of all votes (without consideration of the rights of any class of shares to elect trustees by a separate group vote) to which all shareholders of the corporation issuing cash or securities in the merger or share exchange would be entitled in the election of trustees, or where (B) members of our Board of Trustees immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the Board of Trustees of the corporation issuing cash or securities in the merger or share exchange. "Voting shares" shall mean shares of any class or kind having the power to vote generally in the election of trustees.

Optional Redemption

        We may not redeem our Series A Preferred Shares prior to December 7, 2015, except in certain limited circumstances relating to the ownership limitation necessary to preserve our qualification as a REIT or at any time either our Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for our Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not listed on the NYSE or quoted on NASDAQ (or listed or quoted on a successor exchange or quotation system) following a change of control. For further information regarding these exceptions, see "—Special Optional Redemption" below and "Restrictions on Ownership" in the accompanying prospectus. On or after December 7, 2015, we, at our option upon not less than 30 nor more than 60 days written notice, may redeem our Series A Preferred Shares, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25 per share, plus all accrued and unpaid dividends thereon to, but not including, the date fixed for redemption.

        A notice of optional redemption (which may be contingent on the occurrence of a future event) will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the holders of record of our Series A Preferred Shares at their addresses as they appear on our share transfer records. A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the redemption of any Series A Preferred Shares except as to the holder to whom notice was defective or not given. Each notice will state:

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  the redemption date;

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  the redemption price;

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  the number of Series A Preferred Shares to be redeemed;

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  the place or places where the certificates evidencing the Series A Preferred Shares are to be surrendered for payment; and

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  that dividends on the shares to be redeemed will cease to accrue on such redemption date.

        If fewer than all the Series A Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of Series A Preferred Shares to be redeemed from such holder. If fewer than all of the outstanding Series A Preferred Shares are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata or by any other equitable method we may choose.

Special Optional Redemption

        If at any time following a change of control (as defined under "—Dividends" above), either our Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for our Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not listed on the NYSE or quoted on NASDAQ (or listed or quoted on a successor exchange or quotation system), we will have the option to redeem our Series A Preferred Shares, in whole but not in part, within 90 days after the first date on which both the change of control has occurred and either our Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for our Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not so listed or quoted, for cash at $25 per share plus accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption.

        A notice of special optional redemption will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the holders of record of our Series A Preferred Shares at their addresses as they appear on our share transfer records. A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the special optional redemption of the Series A Preferred Shares except as to the holder to whom notice was defective or not given. Each notice will state:

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  the redemption date;

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  the redemption price;

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  the place or places where the certificates evidencing the Series A Preferred Shares are to be surrendered for payment; and

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  that dividends on the shares will cease to accrue on such redemption date.

General Provisions Applicable to Redemptions

        On the redemption date, we must pay on each Series A Preferred Share to be redeemed any accrued and unpaid dividends, in arrears, for any dividend period ending on or prior to the redemption date. In the case of a redemption date falling after a dividend payment record date and prior to the related payment date, the holders of Series A Preferred Shares at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares prior to such dividend payment date. Except as provided for in the two preceding sentences, no payment or allowance will be made for unpaid dividends, whether or not in arrears, on any Series A Preferred Shares called for redemption.

        If full cumulative dividends on our Series A Preferred Shares and any Parity Shares have not been paid or declared and set apart for payment, we may not purchase, redeem or otherwise acquire Series A Preferred Shares in part or any Parity Shares other than in exchange for Junior Shares; provided, however, that the foregoing shall not prevent the purchase by us of shares held in excess of the limits in our declaration of trust in order to ensure that we continue to meet the requirements for qualification as a REIT. See "Restrictions on Ownership" in the accompanying prospectus.

        On and after the date fixed for redemption, provided that we have made available at the office of the registrar and transfer agent a sufficient amount of cash to effect the redemption, dividends will cease to accrue on the Series A Preferred Shares called for redemption (except that, in the case of a redemption date after a dividend payment record date and prior to the related payment date, holders of Series A Preferred Shares on the dividend payment record date will be entitled on such dividend payment date to receive the dividend payable on such shares on the corresponding dividend payment date), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Series A Preferred Shares shall cease except the right to receive the cash payable upon such redemption, without interest from the date of such redemption.

Liquidation Preference

        The holders of Series A Preferred Shares will be entitled to receive in the event of any liquidation, dissolution or winding up of our company, whether voluntary or involuntary, $25 per Series A Preferred Share, which we refer to in this prospectus supplement as the "Liquidation Preference," plus an amount per Series A Preferred Share equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to, but not including, the date of final distribution to such holders.

        Until the holders of Series A Preferred Shares have been paid the Liquidation Preference and all accrued and unpaid dividends in full, no payment will be made to any holder of Junior Shares upon the liquidation, dissolution or winding up of our company. If, upon any liquidation, dissolution or winding up of our company, our assets, or proceeds thereof, distributable among the holders of our Series A Preferred Shares are insufficient to pay in full the Liquidation Preference and all accrued and unpaid dividends and the liquidation preference and all accrued and unpaid dividends with respect to any other Parity Shares, then such assets, or the proceeds thereof, will be distributed among the holders of Series A Preferred Shares and any such Parity Shares ratably in accordance with the respective amounts which would be payable on such Series A Preferred Shares and any such Parity Shares if all amounts payable thereon were paid in full. None of (i) a consolidation or merger of our company with one or more entities, (ii) a statutory share exchange by our company or (iii) a sale or transfer of all or substantially all of our assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of our company.

Voting Rights

        Except as indicated below, the holders of Series A Preferred Shares have no voting rights.

        If and whenever six quarterly dividends (whether or not consecutive) payable on our Series A Preferred Shares are in arrears, whether or not earned or declared, the number of members then constituting our Board of Trustees will be increased by two and the holders of Series A Preferred Shares, voting together as a class with the holders of any other series of Parity Shares upon which like voting rights have been conferred and are exercisable (we refer to any such other series as Voting Preferred Shares), will have the right to elect two additional board members at an annual meeting of shareholders or a properly called special meeting of the holders of our Series A Preferred Shares (to be called upon the written request of shareholders entitled to cast at least a majority of all votes entitled to be cast at such meeting) and such Voting Preferred Shares and at each subsequent annual meeting of shareholders until all such dividends and dividends for the then current quarterly period on our Series A Preferred Shares and such other Voting Preferred Shares have been paid or declared and set aside for payment. Whenever all arrears in dividends on our Series A Preferred Shares and the Voting Preferred Shares then outstanding have been paid and full dividends on our Series A Preferred Shares and the Voting Preferred Shares for the then current quarterly dividend period have been paid in full or declared and set apart for payment in full, then the right of the holders of our Series A Preferred Shares and the Voting Preferred Shares to elect two additional board members will cease, the terms of office of the board members will forthwith terminate and the number of members of the Board of Trustees will be reduced accordingly. However, the right of the holders of our Series A Preferred Shares and the Voting Preferred Shares to elect the additional board members will again vest if and whenever six quarterly dividends are in arrears, as described above. In no event shall the holders of Series A Preferred Shares be entitled pursuant to these voting rights to elect a trustee that would cause us to fail to satisfy a requirement relating to trustee independence of any national securities exchange on which any class or series of our shares are listed. In class votes with other Voting Preferred Shares, preferred shares of different series shall vote in proportion to the liquidation preference of the preferred shares.

        In addition, the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series A Preferred Shares, voting separately as a class, either at a meeting of shareholders or by written consent, is required (i) to amend, alter or repeal any provisions of our declaration of trust or the Series A Preferred Shares Articles Supplementary, whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the holders of our Series A Preferred Shares, unless in connection with any such amendment, alteration or repeal, our Series A Preferred Shares remain outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or are converted into or exchanged for preferred shares of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to those of our Series A Preferred Shares, or (ii) to authorize, create, or increase the authorized amount of any class or series of shares of beneficial interest having rights senior to our Series A Preferred Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up (provided that if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the other series of Voting Preferred Shares, the consent of the holders of at least two-thirds of the outstanding shares of each such series so affected is required). However, we may create additional classes of Parity Shares and Junior Shares, amend our declaration of trust to increase the authorized number of Parity Shares (including our Series A Preferred Shares) and Junior Shares and issue additional series of Parity Shares and Junior Shares without the consent of any holder of Series A Preferred Shares.

Information Rights

        During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any Series A Preferred Shares are outstanding, we will (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Shares, as their names and addresses appear in our record books and without cost to such holders, copies of the annual reports and quarterly reports that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series A Preferred Shares. We will mail (or otherwise provide) the information to the holders of Series A Preferred Shares within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act.

Conversion Rights

        Our Series A Preferred Shares are not convertible into or exchangeable for any other property or any other securities.

Restrictions on Ownership

        Holders of Series A Preferred Shares are subject to the ownership restrictions of our declaration of trust. See "Restrictions on Ownership" in the accompanying prospectus. As discussed in "Restrictions on Ownership" in the accompanying prospectus, our declaration of trust generally prohibits any person (other than a designated investment entity or an excepted holder) from actually or constructively owning more than 7% in value or number of shares, whichever is more restrictive, of our issued and outstanding common shares. No person may actually or constructively own more than 9.8% in value or number of shares, whichever is more restrictive, of any class or series of preferred shares.

Listing

        Our Series A Preferred Shares currently are listed on the NYSE under the symbol "KRGPrA." We have applied to list the additional shares offered by this prospectus supplement on the NYSE under the same symbol.

Book-Entry Procedures

        The Depository Trust Company, which we refer to herein as DTC, acts as securities depositary for our Series A Preferred Shares. We will issue one or more fully registered global securities certificates in the name of DTC's nominee, Cede & Co. These certificates will represent the total aggregate number of Series A Preferred Shares offered hereby. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for our Series A Preferred Shares that you purchase, unless DTC's services are discontinued as described below.

        Title to book-entry interests in our Series A Preferred Shares will pass by book-entry registration of the transfer within the records of DTC in accordance with their respective procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC.

        Each person owning a beneficial interest in our Series A Preferred Shares must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of our Series A Preferred Shares.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, referred to as Direct Participants, deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, referred to as Indirect Participants. The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

        When you purchase our Series A Preferred Shares within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for our Series A Preferred Shares on DTC's records. You, as the actual owner of our Series A Preferred Shares, are the "beneficial owner." Your beneficial ownership interest will be recorded on the Direct and Indirect Participants' records, but DTC will have no knowledge of your individual ownership. DTC's records reflect only the identity of the Direct Participants to whose accounts Series A Preferred Shares are credited.

        You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased our Series A Preferred Shares should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

        Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

        The laws of some states may require that specified purchasers of securities take physical delivery of our Series A Preferred Shares in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificates representing our Series A Preferred Shares.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        We understand that, under DTC's existing practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our declaration of trust, DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        Redemption notices will be sent to Cede & Co. If less than all of the Series A Preferred Shares are being redeemed, DTC will reduce each Direct Participant's holdings of Series A Preferred Shares in accordance with its procedures.

        In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to our Series A Preferred Shares. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants whose accounts our Series A Preferred Shares are credited on the record date, which are identified in a listing attached to the omnibus proxy.

        Dividend payments on our Series A Preferred Shares will be made directly to the nominee (or its successor, if applicable). DTC's practice is to credit participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date.

        Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

        DTC may discontinue providing its services as securities depositary with respect to our Series A Preferred Shares at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to our Series A Preferred Shares. In that event, we will print and deliver certificates in fully registered form for our Series A Preferred Shares. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue our Series A Preferred Shares in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

        According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

        Global Clearance and Settlement Procedures.    Initial settlement for our Series A Preferred Shares will be made in immediately available funds. Secondary market trading between DTC's Participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System.

Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent

        The transfer agent, registrar, dividend disbursing agent and redemption agent for our Series A Preferred Shares is Broadridge Financial Solutions, Inc.

 UNDERWRITING

        Wells Fargo Securities, LLC is acting as the sole book-running manager of the offering and as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of Series A Preferred Shares set forth opposite the underwriter's name.

Underwriter	Number of Shares
Wells Fargo Securities, LLC	642,000
Raymond James & Associates, Inc.	168,000
Barclays Capital Inc.	120,000
KeyBanc Capital Markets Inc.	120,000
BMO Capital Markets Corp.	96,000
Janney Montgomery Scott LLC	30,000
City Securities Corporation	24,000

Total	1,200,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the over-allotment option described below) if they purchase any of the shares.

        Shares offered hereby and sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any such shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $0.50 per share. The underwriters may allow, and dealers may reallow, a concession not to exceed $0.45 per share on sales to other dealers. If all the shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

        If the underwriters sell more shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 180,000 additional Series A Preferred Shares at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter's initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

        We have agreed not to, directly or indirectly (i) offer for sale, sell, contract to sell, pledge or otherwise dispose of any of our preferred securities or securities convertible or exchangeable for our preferred securities, or sell or grant options, rights or warrants with respect to any preferred securities or securities convertible or exchangeable for preferred securities, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such preferred securities, (iii) file or cause to be filed a registration statement with respect to the registration of any of our preferred securities or securities convertible, exercisable or exchangeable into any of our preferred securities or (iv) publicly disclose the intention to do any of the foregoing for a period of 45 days after the date of this prospectus supplement without the prior written consent of Wells Fargo Securities, LLC, subject to certain limited exceptions.

        Notwithstanding the foregoing, if, subject to certain exceptions, (i) during the last 17 days of the 45-day restricted period we issue an earnings release or material news or a material event relating to us occurs, or (ii) prior to the expiration of the 45-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 45-day period, the above restrictions continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or event.

        Our Series A Preferred Shares currently trade on the NYSE under the symbol "KRGPrA." We have applied to list the additional shares offered by this prospectus supplement on the NYSE under the same symbol.

        The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option.

	No Exercise	Full Exercise
Per share	$0.7875	$0.7875
Total	$945,000	$1,086,750

        The expenses of the offering that are payable by us are estimated to be $200,000 (excluding the underwriting discount).

        In connection with the offering, the underwriters may purchase and sell Series A Preferred Shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

  •
  Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

  •
  "Covered" short sales are sales of shares in an amount up to the number of shares represented by the underwriters' over-allotment option.

  •
  "Naked" short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters' over-allotment option.

  •
  Covering transactions involve purchases of shares either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

  •
  To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  To close a covered short position, the underwriters must purchase shares in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

  •
  Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

        The underwriters have performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, affiliates of Wells Fargo Securities, LLC, Raymond James & Associates, Inc. and KeyBanc Capital Markets Inc. are lenders under our revolving credit facility. Under this facility, an affiliate of Wells Fargo Securities, LLC also acts as documentation agent, and an affiliate of KeyBanc Capital Markets Inc. acts as administrative agent. In connection with their participation in the revolving credit facility, our underwriters or their affiliates receive customary fees. We intend to use the net proceeds of this offering to repay a portion of the borrowings outstanding under our revolving credit facility. As such, these affiliates will receive their proportionate share of any amount of our revolving credit facility that is repaid with the proceeds of this offering. In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Series A Preferred Shares offered hereby. Any such short positions could adversely affect future trading prices of the Series A Preferred Shares offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

        We expect that delivery of the Series A Preferred Shares offered hereby will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is expected to be on March 12, 2012.

LEGAL MATTERS

        Hogan Lovells US LLP has passed upon the validity of the issuance of our Series A Preferred Shares offered by this prospectus supplement on behalf of the issuer. Certain legal matters for the underwriters will be passed upon by Clifford Chance US LLP, New York, New York.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2011, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

        We have filed a registration statement on Form S-3 with the SEC in connection with this offering. In addition, we file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other documents filed by us at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC's Internet site at http://www.sec.gov. Our reference to the SEC's Internet site is intended to be an inactive textual reference only.

        This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. If a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts or other documents filed or incorporated by reference as an exhibit to the registration statement, the reference may not be complete and you should refer to the filed copy of the contract or document.

        The SEC allows us to "incorporate by reference" into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus supplement. Later information filed with the SEC will update and supersede this information.

        This prospectus supplement incorporates by reference the documents listed below, all of which have been previously filed with the SEC:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

  •
  our Definitive Proxy Statement filed with the SEC on April 11, 2011 (but only with respect to information required by Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010); and

  •
  the description of our Series A Preferred Shares included in our Registration Statement on Form 8-A filed with the SEC on December 7, 2010, including any amendments or reports filed for the purpose of updating this description.

        We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus supplement until we have sold all of the securities to which this prospectus supplement relates or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

        You may request a copy of these filings, at no cost, by contacting Dave Buell, Manager, Financial Reporting, Kite Realty Group, 30 S. Meridian Street, Suite 1100, Indianapolis, IN 46204, by telephone at 317-577-5600, by e-mail at dbuell@kiterealty.com, or by visiting our website, www.kiterealty.com. The information contained on our website is not part of this prospectus supplement or the accompanying prospectus. Our reference to our website is intended to be an inactive textual reference only.

PROSPECTUS

$500,000,000

Common Shares, Preferred Shares, Depositary Shares,
Warrants and Rights

        We may offer, from time to time, one or more series or classes of common shares, preferred shares, depositary shares representing our preferred shares, warrants exercisable for our common shares, preferred shares or depositary shares representing preferred shares, and rights to purchase common shares. We refer to our common shares, preferred shares, depositary shares, warrants and rights collectively as the "securities."

        We may offer these securities with an aggregate initial public offering price of up to $500,000,000, or its equivalent in a foreign currency based on the exchange rate at the time of sale, in amounts, at initial prices and on terms determined at the time of the offering. We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus.

        We will deliver this prospectus together with a prospectus supplement setting forth the specific terms of the securities we are offering. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement.

        We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see "Plan of Distribution" beginning on page 23. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

        Our common shares are listed on the New York Stock Exchange under the symbol "KRG."

        You should read this entire prospectus, the documents that are incorporated by reference in this prospectus and any prospectus supplement carefully before you invest in any of these securities.

        Investing in our securities involves risks. See "Risk Factors" beginning on page 9 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for risks relating to an investment in our securities, which is incorporated herein by reference.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated January 11, 2012

        You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, before making an investment decision.

        When used in this prospectus, except where the context otherwise requires, the terms "we," "us," "our" and "the Company" refer to Kite Realty Group Trust and its subsidiaries and all references to the "Operating Partnership" refer to Kite Realty Group, L.P.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a "shelf" registration process. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with any additional information you may need to make your investment decision.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein, together with other statements and information publicly disseminated by Kite Realty Group Trust, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We caution investors that any forward-looking statements presented in this prospectus and the documents that we incorporate by reference into this document are based on management's beliefs and assumptions made by, and information currently available to, management. When used, other than in a purely historical context, the words "anticipate," "believe," "expect," "intend," "may," "plan," "estimate," "should," "will," "continue," "result" and similar expressions, are intended to identify forward-looking statements. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. All forward-looking statements included in this prospectus and the documents we incorporate by reference into these documents are based on information available at the time the statement is made. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on results and trends at the time they are made, to anticipate future results or trends.

        Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

  •
  national and local economic, business, real estate and other market conditions, particularly in light of the recent slowing of growth in the U. S. economy;

  •
  financing risks, including the availability of and costs associated with sources of liquidity;

  •
  the Company's ability to refinance, or extend the maturity dates of, its indebtedness;

  •
  the level and volatility of interest rates;

  •
  the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies;

  •
  the competitive environment in which the Company operates;

  •
  acquisition, disposition, development and joint venture risks;

  •
  property ownership and management risks;

  •
  the Company's ability to maintain its status as a real estate investment trust ("REIT"), for federal income tax purposes;

  •
  potential environmental and other liabilities;

  •
  impairment in the value of real estate property the Company owns;

  •
  risks related to the geographical concentration of our properties in Indiana, Florida, and Texas;

  •
  other factors affecting the real estate industry generally; and

  •
  other risks identified in this prospectus, any applicable prospectus supplement and, from time to time, in other reports we file with the Securities and Exchange Commission, or the SEC, or in other documents that we publicly disseminate.

        We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

OUR COMPANY

        We are a full-service, vertically integrated real estate company engaged in the ownership, operation, management, leasing, acquisition, redevelopment and development of neighborhood and community shopping centers and certain commercial real estate properties in selected markets in the United States. We also provide real estate facility management, construction management, development and other advisory services to third parties.

        As of September 30, 2011, we owned interests in a portfolio of 63 properties including 53 retail operating properties totaling 8.1 million square feet of gross leasable area (including non-owned anchor space), six retail properties under redevelopment totaling 0.7 million square feet of gross leasable area and four operating commercial properties totaling 0.6 million square feet of net rentable area. Also, as of September 30, 2011, we had an interest in two in-process development properties which, upon completion, are anticipated to have 0.4 million square feet of gross leasable area (including non-owned anchor space). Of the 63 total properties held at September 30, 2011, only a limited service hotel component of an operating property was owned through an unconsolidated joint venture and accounted for under the equity method.

        In addition to our in-process developments and redevelopments, we have interests in future developments which include land parcels that are undergoing pre-development activity and are in various stages of preparation for construction to commence, including pre-leasing activity and negotiations for third party financing. As of September 30, 2011, these future developments consisted of four projects that are expected to contain 2.2 million square feet of total gross leasable area upon completion.

        Finally, as of September 30, 2011, we also owned interests in other land parcels comprising 101 acres that may be used for future expansion of existing properties, development of new retail or commercial properties or sold to third parties.

        Our primary business objectives are to increase the cash flow and consequently the value of our properties, achieve sustainable long-term growth and maximize shareholder value primarily through the operation, development, redevelopment and select acquisition of well-located community and neighborhood shopping centers. We invest in properties where cost effective renovation and expansion programs, combined with effective leasing and management strategies, can combine to improve the long-term values and economic returns of our properties.

        We conduct all of our business through our Operating Partnership, of which we are the sole general partner, and its subsidiaries. As of September 30, 2011, we held an 89% interest in our Operating Partnership.

        Our executive offices are located at 30 S. Meridian Street, Suite 1100, Indianapolis, Indiana 46204 and our telephone number is (317) 577-5600. We maintain a website at www.kiterealty.com. The information contained on or connected to our website is not incorporated by reference into, and you must not consider the information to be a part of, this prospectus or any applicable prospectus supplement.

RISK FACTORS

        You should consider carefully the risks incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and the other information contained in this prospectus before deciding to invest in our securities.

USE OF PROCEEDS

        Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include acquisitions of additional properties, the repayment of outstanding indebtedness, capital expenditures, the expansion, redevelopment and/or improvement of properties in our portfolio, working capital and other general purposes.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

        The following table sets forth our ratios of earnings to combined fixed charges and preferred dividends for the nine months ended September 30, 2011 and the years ended December 31, 2010, 2009, 2008, 2007, and 2006. For the purpose of computing the ratio of earnings to combined fixed charges and preferred dividends, and the amount of coverage deficiency, earnings have been calculated by adding fixed charges (excluding capitalized interest), to pre-tax income (loss) from continuing operations before noncontrolling interests in the Operating Partnership, distributions of income from equity investees, noncontrolling interest and income from majority-owned unconsolidated entities and deducting income from unconsolidated entities. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of debt issuance costs, fixed charges of majority-owned unconsolidated entities and estimated interest within rental expense. This information is given on an unaudited historical basis.

	Nine Months Ended September 30, 2011		Year Ended
			2010		2009		2008	2007	2006
Ratio of earnings to combined fixed charges and preferred share dividends	(A	)	(B	)	(C	)	1.05x	1.05x	1.07x

(A)
The amount of coverage deficiency for the nine months ended September 30, 2011 was $10.9 million. The calculation of earnings includes $27.9 million of non-cash depreciation expense.

(B)
The amount of coverage deficiency for the fiscal year ended December 31, 2010 was $18.1 million. The calculation of earnings includes $40.7 million of non-cash depreciation expense.

(C)
The amount of coverage deficiency for the fiscal year ended December 31, 2009 was $3.8 million. The calculation of earnings includes $32.1 million of non-cash depreciation expense.

DESCRIPTION OF CAPITAL SHARES

General

        Our declaration of trust provides that we may issue up to 200,000,000 common shares of beneficial interest, par value $.01 per share, and 40,000,000 preferred shares of beneficial interest, par value $.01 per share, 2,990,000 of which have been designated as 8.250% Series A Cumulative Redeemable

Perpetual Preferred shares of beneficial interest ("Series A Preferred Shares"). As of November 30, 2011, 63,613,530 common shares were issued and outstanding and 2,800,000 Series A Preferred Shares were issued and outstanding. We have reserved 2,000,000 common shares for issuance under our dividend reinvestment and share purchase plan.

        Maryland law provides and our declaration of trust provides that none of our shareholders is personally liable for any of our obligations solely as a result of that shareholder's status as a shareholder.

DESCRIPTION OF COMMON SHARES

Voting Rights of Common Shares

        Subject to the provisions of our declaration of trust regarding restrictions on the transfer and ownership of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such common shares will possess the exclusive voting power. There is no cumulative voting in the election of trustees, which means that the holders of a plurality of the outstanding common shares, voting as a single class, can elect all of the trustees then standing for election.

        Under the Maryland statute governing real estate investment trusts formed under the laws of that state, which we refer to as the Maryland REIT law, a Maryland REIT generally cannot amend its declaration of trust or merge unless recommended by its board of trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the REIT's declaration of trust. Our declaration of trust provides for approval by a majority of all votes entitled to be cast on all other matters in all situations permitting or requiring action by shareholders except with respect to the election of trustees (which requires a plurality of all the votes cast at a meeting of our shareholders at which a quorum is present), dissolution (which requires two-thirds of all the votes entitled to be cast) and removal of trustees (which requires two-thirds of all the votes entitled to be cast). Our declaration of trust permits the trustees to amend the declaration of trust from time to time to qualify as a REIT under the Internal Revenue Code or the Maryland REIT law, without the affirmative vote or written consent of the shareholders.

Dividends, Liquidation and Other Rights

        All common shares offered by this prospectus will be duly authorized, fully paid and nonassessable. Holders of our common shares will be entitled to receive dividends when, as and if declared by our board of trustees out of assets legally available for the payment of dividends. They also will be entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights will be subject to the preferential rights of any other class or series of our shares and to the provisions of our declaration of trust regarding restrictions on transfer of our shares.

        Holders of our common shares will have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and will have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer of shares contained in our declaration of trust and to the ability of the board of trustees to create common shares with differing voting rights, all common shares will have equal dividend, liquidation and other rights.

Power to Classify and Reclassify Shares and Issue Additional Common Shares or Preferred Shares

        Our declaration of trust authorizes our board of trustees to classify any unissued preferred shares and to reclassify any previously classified but unissued common shares and preferred shares of any series from time to time in one or more series, as authorized by the board of trustees. Prior to issuance of shares of each class or series, the board of trustees is required by the Maryland REIT law and our declaration of trust to set for each such class or series, subject to the provisions of our declaration of trust regarding the restrictions on transfer of shares of beneficial interest, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. As a result, our board of trustees could authorize the issuance of preferred shares that have priority over the common shares with respect to dividends and rights upon liquidation and with other terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of common shares or otherwise might be in their best interest. As of November 30, 2011, 2,800,000 preferred shares were outstanding.

        To permit us increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise, our declaration of trust allows us to issue additional common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to issue the classified or reclassified shares without shareholder approval, unless shareholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of shares that could delay, deter or prevent a transaction or a change in control that might involve a premium price for holders of common shares or might otherwise be in their best interests.

        Holders of our common shares do not have preemptive rights, which means they have no right to acquire any additional shares that we may issue at a subsequent date.

Transfer Agent and Registrar

        The transfer agent and registrar for our common shares is Broadridge Financial Solutions, Inc.

Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws

        The following description of certain provisions of Maryland law and of our declaration of trust and bylaws is only a summary. For a complete description, we refer you to the applicable Maryland law, our declaration of trust and bylaws.

  Number of Trustees; Vacancies

        Our declaration of trust and bylaws provide that the number of our trustees will be established by a vote of a majority of the members of our board of trustees. We currently have seven trustees. Our bylaws provide that any vacancy, including a vacancy created by an increase in the number of trustees, may be filled only by a vote of a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Pursuant to our declaration of trust, each of our trustees is elected by our shareholders to serve until the next annual meeting and until their successors are duly elected and qualify. Under Maryland law, our board may elect to create staggered terms for its members.

        Our bylaws provide that at least a majority of our trustees will be "independent," with independence being defined in the manner established by our board of trustees and in a manner consistent with listing standards established by the New York Stock Exchange.

  Removal of Trustees

        Our declaration of trust provides that a trustee may be removed only with cause and only upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of trustees. Absent removal of all of our trustees, this provision, when coupled with the provision in our bylaws authorizing our board of trustees to fill vacant trusteeships, may preclude shareholders from removing incumbent trustees and filling the vacancies created by such removal with their own nominees.

  Business Combinations

        Our board has approved a resolution that exempts us from the provisions of the Maryland business combination statute described below but may opt to make these provisions applicable to us in the future. Maryland law prohibits "business combinations" between us and an interested shareholder or an affiliate of an interested shareholder for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested shareholder as:

  •
  any person who beneficially owns 10% or more of the voting power of our shares; or

  •
  an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting shares.

        A person is not an interested shareholder if our board of trustees approves in advance the transaction by which the person otherwise would have become an interested shareholder. However, in approving a transaction, our board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of trustees.

        After the five-year prohibition, any business combination between us and an interested shareholder generally must be recommended by our board of trustees and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of our then outstanding shares of beneficial interest; and

  •
  two-thirds of the votes entitled to be cast by holders of our voting shares other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested shareholder.

        These super-majority vote requirements do not apply if our common shareholders receive a minimum price, as described under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

        The statute permits various exemptions from its provisions, including business combinations that are approved by our board of trustees before the time that the interested shareholder becomes an interested shareholder.

  Control Share Acquisitions

        Our bylaws contain a provision exempting any and all acquisitions of our common shares from the control shares provisions of Maryland law. However, our board of trustees may opt to make these provisions applicable to us at any time by amending or repealing this provision in the future, and may do so on a retroactive basis. Maryland law provides that "control shares" of a Maryland REIT acquired in a "control share acquisition" have no voting rights unless approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror or by officers or trustees who are our employees are excluded from the shares entitled to vote on the matter. "Control shares" are issued and outstanding voting shares that, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise or direct the exercise of the voting power in electing trustees within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the special meeting. If no request for a special meeting is made, we may present the question at any shareholders' meeting.

        If voting rights are not approved at the shareholders' meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a shareholders' meeting, the acquiror may then vote a majority of the shares entitled to vote, and all other shareholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our declaration of trust or bylaws.

  Merger, Amendment of Declaration of Trust

        Under Maryland REIT law, a Maryland REIT generally cannot dissolve, amend its declaration of trust or merge with another entity unless recommended by the board of trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter, is set forth in the REIT's declaration of trust. Under our declaration of trust, we cannot dissolve or merge with another entity without the affirmative vote of the holders of two-thirds of the votes entitled to be cast on the matter. Our declaration of trust, including its provisions on removal of trustees, may be amended only by the affirmative vote of the holders of two-thirds of the votes entitled to be cast on the matter. Under the Maryland REIT law and our declaration of trust, our trustees are permitted, without any action by our shareholders, to amend the declaration of trust from time to time to qualify as a REIT under the Internal Revenue Code or the Maryland REIT law without the affirmative vote or written consent of the shareholders.

  Limitation of Liability and Indemnification

        Our declaration of trust limits the liability of our trustees and officers for money damages, except for liability resulting from:

  •
  actual receipt of an improper benefit or profit in money, property or services; or

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  a final judgment based upon a finding of active and deliberate dishonesty by the trustee that was material to the cause of action adjudicated.

        Our declaration of trust authorizes us, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses to, any of our present or former trustees or officers or any individual who, while a trustee or officer and at our request, serves or has served another entity, employee benefit plan or any other enterprise as a trustee, director, officer, partner or otherwise. The indemnification covers any claim or liability against the person. Our declaration of trust and bylaws require us, to the maximum extent permitted by Maryland law, to indemnify each present or former trustee or officer who is made a party to a proceeding by reason of his or her service to us.

        Maryland law will permit us to indemnify our present and former trustees and officers against liabilities and reasonable expenses actually incurred by them in any proceeding unless:

  •
  the act or omission of the trustee or officer was material to the matter giving rise to the proceeding; and was committed in bad faith; or

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  was the result of active and deliberate dishonesty;

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  the trustee or officer actually received an improper personal benefit in money, property or services; or

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  in a criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful.

        In addition, Maryland law will prohibit us from indemnifying our present and former trustees and officers for an adverse judgment in an action by us or in a derivative action or if the trustee or officer was adjudged to be liable for an improper personal benefit. Our bylaws and Maryland law require us, as a condition to advancing expenses in certain circumstances, to obtain:

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  a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

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  a written undertaking to repay the amount reimbursed if the standard of conduct is not met.

        In addition, we have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

  Operations

        We generally are prohibited from engaging in certain activities, including acquiring or holding property or engaging in any activity that would cause us to fail to qualify as a REIT.

  Term and Termination

        Our declaration of trust provides for us to have a perpetual existence. Pursuant to our declaration of trust, and subject to the provisions of any of our classes or series of shares of beneficial interest then outstanding and the approval by a majority of the entire board of trustees, our shareholders, at any meeting thereof, by the affirmative vote of at least two-thirds of all of the votes entitled to be cast on the matter, may approve a plan of liquidation and dissolution.

  Meetings of Shareholders

        Under our bylaws, annual meetings of shareholders are to be held each year during the month of May at a date and time as determined by our board of trustees. Special meetings of shareholders may be called only by a majority of the trustees then in office, by the Chairman of our board of trustees, our President or our Chief Executive Officer. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Our bylaws provide that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting by unanimous written consent, if that consent sets forth that action and is signed by each shareholder entitled to vote on the matter.

  Advance Notice of Trustee Nominations and New Business

        Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of persons for election to our board of trustees and the proposal of business to be considered by shareholders at the annual meeting may be made only:

  •
  pursuant to our notice of the meeting;

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  by our board of trustees; or

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  by a shareholder who was a shareholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

        With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to our board of trustees may be made only:

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  pursuant to our notice of the meeting;

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  by our board of trustees; or

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  provided that our board of trustees has determined that trustees shall be elected at such meeting, by a shareholder who was a shareholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

        The purpose of requiring shareholders to give advance notice of nominations and other proposals is to afford our board of trustees the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of trustees, to inform shareholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our shareholder meetings. Although our bylaws do not give our board of trustees the power to disapprove timely shareholder nominations and proposals, they may have the effect of precluding a contest for the election of trustees or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees to our board of trustees or to approve its own proposal.

  Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

        The business combination provisions of Maryland law (if our board of trustees opts to make them applicable to us), the control share acquisition provisions of Maryland law (if the applicable provision in our bylaws is rescinded), the limitations on removal of trustees, the restrictions on the acquisition of our shares of beneficial interest, the power to issue additional common shares or preferred shares and the advance notice provisions of our bylaws could have the effect of delaying, deterring or preventing a transaction or a change in the control that might involve a premium price for holders of the common shares or might otherwise be in their best interest. The "unsolicited takeovers" provisions of Maryland law permit our board of trustees, without shareholder approval and regardless of what is provided in our declaration of trust or bylaws, to implement takeover defenses that we may not yet have.

DESCRIPTION OF PREFERRED SHARES

        The following description sets forth certain general terms of the preferred shares to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our declaration of trust, the applicable articles supplementary that describes the terms of the related class or series of preferred shares, and our bylaws, each of which we will make available upon request.

  General

        Subject to the limitations prescribed by Maryland law and our declaration of trust and bylaws, our board of trustees is authorized to establish the number of shares constituting each series of preferred shares and to fix the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of trustees or duly authorized committee thereof. The preferred shares will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

        The prospectus supplement relating to the series of preferred shares offered thereby will describe the specific terms of such securities, including:

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  the title and stated value of such preferred shares;

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  the number of such preferred shares offered, the liquidation preference per share and the offering price of such preferred shares;

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  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred shares;

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  whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred shares shall accumulate;

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  the procedures for any auction and remarketing, if any, for such preferred shares;

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  the provisions for a sinking fund, if any, for such preferred shares;

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  the provisions for redemption, if applicable, of such preferred shares;

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  any listing of such preferred shares on any securities exchange;

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  the terms and conditions, if applicable, upon which such preferred shares will be convertible into our common shares, including the conversion price (or manner of calculation thereof) and conversion period;

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  a discussion of federal income tax considerations applicable to such preferred shares;

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  any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

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  in addition to those limitations described below, any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

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  any other specific terms, preferences, rights, limitations or restrictions of such preferred shares.

Description of Outstanding Series A Cumulative Redeemable Perpetual Preferred Shares

  General

        In December 2010 we issued 2,800,000 shares of Series A Cumulative Redeemable Perpetual Preferred Shares (the "Series A Preferred Shares") at an offering price of $25.00 per share for net proceeds of $67.5 million. As of the date of this prospectus all of the shares of our Series A Cumulative Redeemable Perpetual Preferred remain outstanding.

  Maturity

        The Series A Preferred Shares have no stated maturity and are not subject to any sinking fund or mandatory redemption.

  Rank

        Our Series A Preferred Shares rank, with respect to dividend rights and rights upon liquidation, dissolution, or winding up:

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  senior to our common shares and any other capital shares of the Company, now or hereafter issued and outstanding, that we rank as junior to our Series A Preferred Shares with respect to dividend rights or rights upon liquidation, dissolution, or winding up ("Junior Shares");

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  junior to any other capital shares of the Company, now or hereafter issued and outstanding, that we rank as senior to our Series A Preferred Shares with respect to dividend rights or rights upon liquidation, dissolution, or winding up;

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  on a parity with any other capital shares of the Company, now or hereafter issued and outstanding, other than the capital shares referred to in the preceding bullet points ("Parity Shares"); and

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  junior to all our existing and future indebtedness.

        Without the affirmative vote of two-thirds of the outstanding Series A Preferred Shares, we may not issue any class or series of capital shares which rank senior to our Series A Preferred Shares with respect to dividend rights or rights upon our liquidation, dissolution, or winding up.

  Dividends

        Holders of the then outstanding Series A Preferred Shares are entitled to receive, when, as and if authorized by our board of trustees and declared by the Company, out of funds legally available for payment of dividends, cumulative cash dividends at the rate of 8.250% per annum of the $25 liquidation preference of each Series A Preferred Share (equivalent to $2.0625 per annum per share); provided, however, that if following a Change of Control, either the Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for the Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not listed on the New York Stock Exchange or quoted on the The NASDAQ Stock Market (or listed or quoted on a successor exchange or quotation system), holders of the then outstanding Series A Preferred Shares will be entitled to receive, when, as and if authorized by the board of trustees and declared by the Company, out of funds legally available for the payment of dividends, cumulative cash dividends from, and including, the first date on which both a Change of Control has occurred and either the Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for the Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not so listed or quoted, at the rate of 12.250% per annum of the $25 liquidation preference of each Series A Preferred Share (equivalent to $3.0625 per annum per share), for as long as either the Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for the Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not so listed on the New York Stock Exchange or quoted on The NASDAQ Stock Market (or listed or quoted on a successor exchange or quotation system) (the "Special Dividend Rate"). With respect to the Series A Preferred Shares a "Change of Control" shall be deemed to have occurred at such time as (i) the date a "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) becomes the ultimate "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all voting shares that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting shares representing more than 50% of the total voting power of the Trust's total voting shares; (ii) the date the Trust sells, transfers or otherwise disposes of all or substantially all of its assets; or (iii) the date of the consummation of a merger or share exchange of the Trust with another entity where (A) the Trust's shareholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, shares representing 50% or more of all votes (without consideration of the rights of any class of shares to elect trustees by a separate group vote) to which all shareholders of the corporation issuing cash or securities in the merger or share exchange would be entitled in the election of trustees, or where (B) members of the board of trustees immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of the corporation issuing cash or securities in the merger or share exchange.

        Dividends on the Series A Preferred Shares are cumulative from and including the original date or issuance, or with respect to the Special Dividend Rate, from and including the first date on which a Change of Control triggers such Special Dividend Rate, and are payable (i) for the period from December 7, 2010 to March 1, 2011 on March 1, 2011, and (ii) for each quarterly distribution period thereafter, quarterly in equal amounts in arrears on the 1st of each March, June, September and December, commencing on June 1, 2011, or if such date is not a business day, the next succeeding business day thereafter. A dividend payable for any period greater or less than a full dividend period is computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record as they appear on our share records at the close of business on the applicable record date, not exceeding 30 days prior to the applicable dividend payment date, as fixed by the board of trustees.

        Our board of trustees will not authorize or declare, and the Company will not pay or set apart for payment any dividends on the Series A Preferred Shares at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

        Notwithstanding the foregoing, dividends on our outstanding Series A Preferred Shares accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are authorized. Accrued but unpaid dividends on our Series A Preferred Shares do not bear interest and holders of our Series A Preferred Shares are not entitled to any distributions in excess of full cumulative distributions described above.

        Except as described in the next sentence, we will not authorize, declare, pay or set apart for payment dividends on any of our stock ranking, as to dividends, on a parity with our Series A Preferred

Shares, for any period unless full cumulative dividends on our Series A Preferred Shares, for all past dividend periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment. When we do not pay dividends in full (or we do not set apart a sum sufficient to pay them in full) upon our Series A Preferred Shares, all dividends authorized and declared upon our Series A Preferred Shares and all dividends authorized and declared upon any Parity Shares shall be authorized and declared ratably in proportion to the respective amounts accumulated and unpaid on our Series A Preferred Shares and any other series of preferred stock ranking on a parity as to dividends.

        Unless full cumulative dividends on all our outstanding Series A Preferred Shares, and any Parity Shares at the time such dividends are payable shall have been declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, we will not authorize, declare or pay or set aside for payment dividends (other than dividends or distributions paid solely Junior Shares, or in options, warrants or rights to subscribe for or purchase shares ranking junior to our Series A Preferred Shares) or declare or make any other distribution on our common shares any other Junior Shares, nor will we redeem, purchase or otherwise acquire for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any of our common shares or any other shares ranking junior to our Series A Preferred Shares as to dividends or upon liquidation (except (i) a redemption, purchase or acquisition of common shares made for purposes of and in compliance with an employee incentive or benefit plan of the Company or any subsidiary, (ii) by conversion into, exchange for our Junior Shares or (iii) redemption for the purpose of preserving our status as a REIT).

        Holders of shares of our Series A Preferred Shares are not entitled to participate in the earnings or assets of the Company other than as described above. Any dividend payment made on our Series A Preferred Shares is first credited against the earliest accrued but unpaid dividend due with respect to those shares which remains payable.

  Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of our Series A Preferred Shares are entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference of $25 per share (the "Liquidation Preference") plus an amount per share equal to all dividends (whether or not earned or declared) accumulated and unpaid thereon to, but not including, the date of final distribution to such holders; but such holders of the Series A Preferred Shares shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the Series A Preferred Shares shall be insufficient to pay in full the Liquidation Preference and liquidating payments on any other Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series A Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series A Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. A consolidation or merger of the Company with one or more entities, a statutory share exchange or a sale or transfer of all or substantially all of the Company's assets shall not be deemed to be a liquidation, dissolution or winding up.

  Redemption

        Except in certain circumstances relating to preservation of our status as a REIT under the Internal Revenue Code and to a Change of Control, our Series A Preferred Shares are not redeemable before December 7, 2015. On and after December 7, 2015, we may, at our option, redeem our Series A Preferred Shares, in whole or in part, at any time and from time to time, for cash at a redemption price of $25 per share, plus any accumulated and unpaid dividends on the Series A Preferred Shares (whether or not declared), to, but not including, the redemption date.

        Holders of Series A Preferred Shares to be redeemed will be required to surrender our preferred shares at the place designated in a notice of redemption and will be entitled to the redemption price and any accrued and unpaid dividends payable upon the redemption, following surrender of the preferred shares. If we have given notice of redemption of any Series A Preferred Shares and if we have set aside the funds necessary for the redemption in trust for the benefit of such holders, then from and after the redemption date dividends will cease to accrue on such shares, the shares will no longer be deemed outstanding and all rights of the holders of the shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series A Preferred Shares are to be redeemed, the stock to be redeemed will be selected by lot or pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method we determine.

        Unless we have declared and paid, we are contemporaneously declaring and paying, or we have declared and set aside a sum sufficient for the payment of the full cumulative dividends on all Series A Preferred Shares or Parity Shares for all past dividend periods and the then current dividend period, we may not redeem any such shares except by exchange for shares ranking junior to such Series A Preferred Shares or Parity Shares as to dividends and upon liquidation. Notwithstanding the foregoing, we may redeem Series A Preferred Shares in order to ensure that we continue to meet the requirements for status as a REIT.

        Immediately prior to any redemption of Series A Preferred Shares, we will pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after the applicable dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series A Preferred Shares to be redeemed, at the close of business on the applicable dividend record date, is entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before the dividend payment date.

  Change of Control

        If at any time following a Change of Control, either the Series A Preferred Shares or the common shares of the surviving entity are not listed on the New York Stock Exchange or quoted on The NASDAQ Stock Market (or a successor exchange or quotation system), the Trust will have the option, upon providing notice to redeem the Series A Preferred Shares, in whole but not part for a cash redemption price of $25 per share, plus any accumulated and unpaid dividends on the Series A Preferred Shares (whether or not declared), to, but not including, the redemption date pursuant to the procedures applicable to other redemptions of the Series A Preferred Shares. See "—Redemption."

  Voting Rights

        Except as otherwise set forth below, the Series A Preferred Shares shall not have any relative, participating, optional or other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.

        If and whenever dividends payable on the Series A Preferred Shares are in arrears for six or more consecutive or non-consecutive quarterly periods, whether or not earned or declared, the number of members then constituting our board of trustees will be increased by two and the holders of Series A Preferred Shares, voting together as a class with the holders of any other series of Parity Shares upon which like voting rights have been conferred and are exercisable (any such other series, the "Voting Preferred Shares"), will have the right to elect two additional board members at an annual meeting of shareholders or a properly called special meeting of the holders of the Series A Preferred Shares and such Voting Preferred Shares and at each subsequent annual meeting of shareholders until all such dividends and dividends for the then current quarterly period on the Series A Preferred Shares and such other Voting Preferred Shares have been paid or declared and set aside for payment. Whenever all arrears in dividends on the Series A Preferred Shares and the Voting Preferred Shares then outstanding have been paid and full dividends on the Series A Preferred Shares and the Voting Preferred Shares for the then current quarterly dividend period have been paid in full or declared and set apart for payment in full, then the right of the holders of the Series A Preferred Shares and the Voting Preferred Shares to elect two additional board members will cease, the terms of office of the board members will terminate and the number of members of our board of trustees will be reduced accordingly; provided, however, the right of the holders of the Series A Preferred Shares and the Voting Preferred Shares to elect the additional board members will again vest if and whenever six quarterly dividends are in arrears, as described above. In no event are the holders of Series A Preferred Shares entitled to elect a trustee that would cause the Trust to fail to satisfy a requirement relating to trustee independence of any national securities exchange on which any class or series of the Trust's shares are listed. In class votes with other Voting Preferred Shares, preferred shares of different series shall vote in proportion to the liquidation preference of the preferred shares.

        So long as any Series A Preferred Shares are outstanding, the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series A Preferred Shares, voting separately as a class, either at a meeting of shareholders or by written consent, is required (i) to amend, alter or repeal any provisions of our Declaration of Trust (including our Articles Supplementary fixing the rights and preferences of the Series A Preferred Shares), whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the holders of the Series A Preferred Shares, unless in connection with any such amendment, alteration or repeal, the Series A Preferred Shares remain outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or are converted into or exchanged for preferred shares of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to those of the Series A Preferred Shares, or (ii) to authorize, create, or increase the authorized amount of any class or series of capital shares having rights senior to the Series A Preferred Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up (provided that if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the other series of Voting Preferred Shares, the consent of the holders of at least two-thirds of the outstanding shares of each such series so affected is required). However, the Trust may create additional classes of Parity Shares and Junior Shares, amend the Declaration of Trust to increase the authorized number of Parity Shares (including the Series A Preferred Shares) and Junior Shares and issue additional series of Parity Shares and Junior Shares without the consent of any holder of Series A Preferred Shares.

        The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

  Conversion

        The Series A Preferred Shares are not convertible into or exchangeable for any other securities or property of the Trust.

  Transfer Agent and Registrar

        The transfer agent and registrar for our preferred shares is Broadridge Financial Solutions, Inc.

 DESCRIPTION OF DEPOSITARY SHARES

General

        We may issue receipts for depositary shares, each of which will represent a fractional interest of a preferred share of a particular series, as specified in the applicable prospectus supplement. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a preferred share of a particular series represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred shares represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred shares by us to a preferred share depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

        The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.

        In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

        No distribution will be made in respect of any depositary share to the extent that it represents any preferred shares converted into other securities.

Withdrawal of Shares

        Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder's order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional preferred shares on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred shares to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

        Whenever we redeem preferred shares held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing preferred shares so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our declaration of trust. See "Restrictions on Ownership."

        From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary.

Voting of the Preferred Shares

        Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred shares. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder's depositary shares. The preferred shares depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.

Liquidation Preference

        In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares

        The depositary shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred shares depositary with written instructions to the preferred shares depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole common shares, other preferred shares, and we have agree that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement

        The form of depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

        The deposit agreement may be terminated by us upon not less than 30 days' prior written notice to the preferred shares depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred shares affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each related preferred share shall have been converted into our securities not so represented by depositary shares.

Charges of Preferred Shares Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

        The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $10,000,000.

Miscellaneous

        The preferred shares depositary will forward to holders of depositary receipts any reports and communications from the Company which are received by the preferred shares depositary with respect to the related preferred shares.

        Neither the preferred shares depositary nor the Company will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the preferred shares depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

        In the event the preferred shares depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.

Restrictions on Ownership

        Holders of depositary receipts will be subject to the ownership restrictions of the declaration of trust. See "Restrictions on Ownership."

DESCRIPTION OF WARRANTS

        We may offer by means of this prospectus warrants for the purchase of our preferred shares, depositary shares representing preferred shares or common shares. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

  •
  the title and issuer of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currencies in which the price or prices of such warrants may be payable;

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  the designation, amount and terms of the securities purchasable upon exercise of such warrants;

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  the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

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  if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

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  the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

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  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  the minimum or maximum amount of such warrants which may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  a discussion of material federal income tax considerations; and

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  any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

        We may issue rights to our shareholders for the purchase of common shares. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

        The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

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  the date for determining the shareholders entitled to the rights distribution;

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  the aggregate number of common shares purchasable upon exercise of such rights and the exercise price;

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  the aggregate number of rights being issued;

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  the date, if any, on and after which such rights may be transferable separately;

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  the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

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  any special U. S. federal income tax consequences; and

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  any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

RESTRICTIONS ON OWNERSHIP

        In order to qualify as a REIT under the Internal Revenue Code, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares (after taking into account options to acquire shares) may be owned, directly, indirectly, or through attribution, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities).

        Because our board of trustees believes that it is essential for us to qualify as a REIT and for anti-takeover reasons, our declaration of trust, subject to certain exceptions, contains restrictions on the number of our shares of beneficial interest that a person may own. Our declaration of trust provides that:

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  no person, other than an excepted holder or a designated investment entity (each as defined in the declaration of trust), may own directly, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 7%, in value or number of shares, whichever is more restrictive, of our issued and outstanding common shares;

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  no person may own directly or indirectly, or be deemed to own through attribution, more than 9.8% in number or value or any class of series of preferred shares;

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  no excepted holder, which means members of the Kite family, their family members and certain entities controlled by them, may currently acquire or hold, directly or indirectly, shares in excess of 21.5% in number or value, whichever is more restrictive, of our issued and outstanding common shares after application of the relevant attribution rules;

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  no designated investment entity may acquire or hold, directly or indirectly (or through attribution), shares in excess of the designated investment entity limit of 9.8%, in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of shares;

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  no person shall beneficially own shares that would result in our otherwise failing to qualify as a REIT (including but not limited to ownership that would result in the our owning (directly or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Internal Revenue Code if the income derived by us (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Internal Revenue Code);

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  no person shall beneficially or constructively own our shares of beneficial interest that would result in us being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT; and

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  no person shall transfer our shares of beneficial interest if such transfer would result in our shares of beneficial interest being owned by fewer than 100 persons.

        The declaration of trust defines a "designated investment entity" as:

  1.
  an entity that is a pension trust that qualifies for look-through treatment under Section 856(h)(3) of the Internal Revenue Code;

  2.
  an entity that qualifies as a regulated investment company under Section 851 of the Internal Revenue Code; or

  3.
  an entity that (i) for compensation engages in the business of advising others as to the value of securities or as to the advisability of investing in, purchasing, or selling securities; (ii) purchases securities in the ordinary course of its business and not with the purpose or effect of changing or influencing control of us, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the Securities Exchange Act of 1934, as amended; and (iii) has or shares voting power and investment power within the meaning of Rule 13d-3(a) under the Securities Exchange Act of 1934, as amended; so long as each beneficial owner of such entity, or in the case of an investment management company, the individual account holders of the accounts managed by such entity, would satisfy the 7% ownership limit on common shares or the 9.8% ownership limit on preferred shares if such beneficial owner or account holder owned directly its proportionate share of the shares held by the entity.

        Our board of trustees may waive the 7% ownership limit for common shares, the 9.8% ownership limit for preferred shares, or the 9.8% designated investment entity limit, for a shareholder that is not an individual if such shareholder provides information and makes representations to the board that are satisfactory to the board, in its reasonable discretion, to establish that such person's ownership in excess of the 7% limit for common shares, the 9.8% limit for preferred shares or the 9.8% designated investment entity limit, as applicable, would not jeopardize our qualification as a REIT.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give written notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. If any transfer of shares or any other event would otherwise result in any person violating the ownership limits described above, then our declaration of trust provides that (a) the transfer will be void and of no force or effect with respect to the prohibited transferee with respect to that number of shares that exceeds the ownership limits and (b) the prohibited transferee would not acquire any right or interest in the shares. The foregoing restrictions on transferability and ownership will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

        All certificates representing our shares will bear a legend referring to the restrictions described above.

        Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of all classes or series of our shares, including common shares, will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of shares that the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the ownership limitations. In addition, each shareholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

        These ownership limitations could delay, deter or prevent a transaction or a change in control that might involve a premium price for the common shares or might otherwise be in the best interest of our shareholders.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

        A summary of the material federal income tax considerations to you as a prospective holder of our securities is set forth in Exhibit 99.1 to our Current Report on Form 8-K, filed with the SEC on May 19, 2011 (The "Tax Form 8-K"), and incorporated by reference in and supplemented by this prospectus. The summary in our Current Report on Form 8-K is for general information only and does not constitute tax advice. It does not reflect every possible tax outcome or consequence that could result from owning our common shares. In addition, it does not reflect state, local or non-U.S. tax consequences that may apply to you based on your particular circumstances and residence. We advise you to consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or non-U.S. income and other tax consequences that may result from your ownership of our common shares.

        We note that the IRS has and continues to publish guidance regarding the implementation of the Hiring Incentives to Restore Employment Act (enacted March 2010) ("HIRE"). Specifically, IRS Notice 2011-53 provides the phased-in timeline of key Foreign Account Tax Compliance Act implementation dates for "foreign financial institutions" ("FFIs"). Generally, HIRE imposes withholding taxes on certain types of payments made to FFIs and certain other non-U.S. entities unless various certification, information reporting and other specified requirements have been satisfied. The legislation imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our shares paid to a FFI or to a foreign nonfinancial entity, unless (i) the FFI undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. In addition, if the payee is a FFI, it generally must enter into an agreement by June 30, 2013 with the U.S. Treasury that requires, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders. Withholding on U.S. source dividends and interest paid to non-participating FFIs will begin on January 1, 2014, and withholding on all withholdable payments (including gross proceeds from the disposition of U.S. securities) will be fully phased in on January 1, 2015. Prospective investors should consult their tax advisors regarding this legislation.

        The law firm of Hogan Lovells US LLP has acted as our tax counsel in connection with this prospectus. We have received an opinion of Hogan Lovells US LLP to the effect that, commencing with our taxable year ended December 31, 2004, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our current and proposed method of operation will enable us to continue meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Hogan Lovells US LLP is based on various assumptions relating to our organization and operation, and is conditioned upon factual representations and covenants made by our management regarding our organization, the nature and value of our assets, the types of income we earn in each taxable year, the past, the present and future conduct of our business operations, and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our qualification as a REIT. While we intend to operate so that we will qualify as a REIT, and have made specific factual representations about our future performance to Hogan Lovells US LLP, given the highly complex nature of the rules governing REITs, the ongoing importance and subjectivity of factual determinations, and the possibility of future changes in our circumstances, no assurance has been given or can be given by Hogan Lovells US LLP or by us that we will qualify as a REIT for any particular year. The opinion is expressed only as of the date issued. Hogan Lovells US LLP will have no obligation to advise us or our shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Hogan Lovells US LLP's opinion does not foreclose the possibility that we may have to utilize one or more of the REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which could be significant in amount) in order to maintain our REIT qualification.

BOOK-ENTRY SECURITIES

        We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

        Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

        Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called "participants." Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository's participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

        Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and board members or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

        If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION

        Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

        Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

        Our common shares may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

        Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

        If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

        In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a "short position" for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

        We may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

        Our common shares are listed on the New York Stock Exchange under the symbol "KRG." Any securities that we issue, other than common shares, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

LEGAL MATTERS

        The validity of the securities offered by means of this prospectus and certain federal income tax matters have been passed upon for us by Hogan Lovells US LLP.

EXPERTS

        The consolidated financial statements and schedule of Kite Realty Group Trust appearing in Kite Realty Group Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

        We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other documents filed by us at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC's Internet site at http://www.sec.gov. Our reference to the SEC's Internet site is intended to be an inactive textual reference only.

        This prospectus does not contain all of the information included in the registration statement. If a reference is made in this prospectus or any accompanying prospectus supplement to any of our contracts or other documents, the reference may not be complete and you should refer to the exhibits that are a part of or incorporated by reference in the registration statement for a copy of the contract or document.

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is deemed to be part of this prospectus. Later information filed with the SEC will update and supersede this information.

        This prospectus incorporates by reference the documents listed below, all of which have been previously filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2010;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011;

  •
  our Definitive Proxy Statement filed with the SEC on April 11, 2011;

  •
  our Current Reports on Form 8-K filed with the SEC on May 5, 2011 (with respect to Item 5.07 only and as amended by our Form 8-K/A filed with the SEC on November 1, 2011), May 19, 2011, June 9, 2011, August 9, 2011 and November 23, 2011;

  •
  the description of our common shares included in our Registration Statement on Form 8-A filed with the SEC on August 4, 2004 under Section 12(b) of the Exchange Act and including any additional amendment or report filed for the purpose of updating such description; and

  •
  the description of our 8.250% Series A Cumulative Redeemable Perpetual Preferred Shares included in our Registration Statement on Form 8-A filed with the SEC on December 12, 2010 under Section 12(b) of the Exchange Act and including any additional amendment or report filed for the purpose of updating such description.

        We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated; provided, however that we are not incorporation any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

        You may request a copy of these filings, at no cost, by contacting David Buell, Financial Reporting Manager, Kite Realty Group, 30 S. Meridian Street, Suite 1100, Indianapolis, IN 46204, by telephone at 317-577-5600, by e-mail at dbuell@kiterealty.com, or by visiting our website, www.kiterealty.com. The information contained on our website is not part of this prospectus. Our reference to our website is intended to be an inactive textual reference only.

1,200,000 Shares

8.250% Series A Cumulative Redeemable Perpetual Preferred Shares
(Liquidation Preference $25 Per Share)

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Wells Fargo Securities

Lead Manager

Raymond James

Co-Managers

Barclays Capital	KeyBanc Capital Markets	BMO Capital Markets

Junior Co-Managers

Janney Montgomery Scott	City Securities Corporation

March 7, 2012